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                                                                   Exhibit 10.22

                ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION

     Acquisition Agreement and Plan of Reorganization (the "Agreement") dated as of April 24, 1997 among Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), Security Capital BVI Holdings Incorporated, a Maryland corporation and wholly-owned subsidiary of Security Capital ("Holdings"), and William D. Sanders ("Shareholder"), being the sole shareholder of SCGPB Incorporated, a British Virgin Islands corporation ("SCGPB").

     WHEREAS, SCGPB owns as its only assets the options and warrants to acquire Class A common stock, $.01 par value per share, of Security Capital ("Class A Common Stock") and debentures of Security Capital specifically set forth in
Exhibit I hereto (the "Instruments");

     WHEREAS, Security Capital desires to obtain indirect ownership of the Instruments in order to avoid the substantial interest expense which it would incur if the warrants to obtain debentures were exercised by a party other than an entity owned by Security Capital and the debentures remained outstanding according to their terms;

     WHEREAS, Security Capital believes that it would be advantageous to the proposed public offering of Class B Common Stock, $.01 par value per share, of Security Capital ("Class B Common Stock") if the Instruments were held by an entity owned by Security Capital, and, therefore would not be considered an overhang in the public market;

     WHEREAS, Security Capital further believes that it would be advantageous to the proposed offering of Class B Common Stock if Shareholder owned directly additional shares of Class A Common Stock.

     WHEREAS, Security Capital has formed Holdings as a wholly-owned subsidiary solely for purposes of the transactions described herein;

     WHEREAS, Shareholder will transfer all of the issued and outstanding stock of SCGPB to Holdings in exchange for Class A Common Stock in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, Security Capital, Holdings and Shareholder adopt this plan of reorganization and agree as follows:
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1.   EXCHANGE OF STOCK

     1.1  Number of Shares.   Shareholder agrees to transfer to Holdings at the
Closing one share of common stock of SCGPB, $1.00 par value, representing all of the issued and outstanding stock of SCGPB (the "SCGPB Share") in exchange for an aggregate of 19,938 shares of Class A Common Stock (the "Security Capital Shares") to be issued at the Closing to the Shareholder.

2.   CLOSING AND DELIVERIES

     2.1 Time and Place of Closing. The Closing of the transaction contemplated by this Agreement shall be held at Sanders Partners Incorporated, 7777 Market Center Avenue, El Paso, Texas 79912, on May 5,1997, unless another place or time is agreed upon in writing by the parties.

     2.2 Delivery of Certificates by Shareholder. The transfer of the SCGPB Share by the Shareholder shall be effected by the delivery to Holdings at the Closing of the certificate representing the SCGPB Share endorsed in blank or accompanied by stock powers executed in blank, and with all necessary transfer tax and other revenue stamps, acquired at the Shareholder's expense, affixed.

     2.3 Delivery of Certificates by Security Capital. Security Capital shall deliver to Shareholder at Closing certificate(s) representing the number of shares of Class A Common Stock set forth in Section 1.1.

     2.4 Books and Records. The Shareholder shall cause SCGPB to deliver to Security Capital all books and records of SCGPB, including minute books, stock transfer records and true and correct copies of the articles of incorporation and by-laws, including any and all amendments thereto.

     2.5 Resignations. There shall be delivered to Security Capital the signed resignations of all directors of SCGPB, dated as of the Closing, as soon as reasonably practical following the Closing Date.

     2.6 Officers' Certificate. Security Capital shall deliver to the Shareholder certificates signed by the Managing Director and Secretary of Security Capital and Holdings, dated as of the Closing, each certifying (1) to the authenticity of the articles of incorporation and by-laws, as applicable and
(2) that resolutions have been signed by the respective boards of directors authorizing the entering into of this Agreement and the transactions contemplated hereby.
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     2.7  Further Assurances.  At the Closing and from time to time thereafter, the Shareholder shall execute such additional instruments and take such other action as Security Capital or Holdings may request in order more effectively to sell, transfer, and assign the transferred stock to Holdings and to confirm Holdings' title thereto.

3. REPRESENTATIONS AND COVENANTS OF THE SHAREHOLDER

     The Shareholder represents and warrants to Security Capital as follows:

     3.1 Corporate Status. SCGPB is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

     3.2 Binding Obligation; No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary actions of the Shareholder and this Agreement has been duly executed and delivered by the Shareholder and is a valid and binding obligation of the Shareholder, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or violate any provision of SCGPB's articles of incorporation or by-laws, or any federal, state or local law, statute, ordinance, rule, regulation, decree or order of any administrative or judicial tribunal or governmental body (including those of the British Virgin Islands); or (ii) violate any legally protected right of any individual or entity or give to any individual or entity, other than Security Capital, a right or claim against the Shareholder or the Instruments.

     3.3 Capitalization. The authorized capital stock of SCGPB consists of one share of capital stock, having a par value of $1.00 per share. That share is issued and outstanding, and is fully paid and nonassessable.

     3.4 Sole Shareholder. The Shareholder owns the SCGPB Share, free and clear of any liens and encumbrances, and there are no other persons or entities who have any right, title or interest in the SCGPB Share.

     3.5 Assets. The sole assets and property of SCGPB consist of the Instruments and SCGPB has no other right, title or interest in any property or assets, real or personal and engages in no business other than the ownership of the Instruments.

     3.6  Undisclosed Liabilities.  SCGPB had no liabilities of any nature.
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     3.7  Title to Property.  SCGPB has good and marketable title to the
Instruments and the Instruments are subject to no mortgage, pledge, lien, or encumbrance.

     3.8  Employees.  SCGPB has no employees.

     3.9 Taxes. SCGPB has timely filed all tax returns and reports required to be filed by it and has paid in full all taxes and other charges which have accrued or become due.

     3.10 Investment Intent. The Shareholder is acquiring the Security Capital Shares to be transferred to him pursuant to this Agreement for investment only and not with a view to the sale or distribution thereof, and the Shareholder has no commitment or present intention to sell or otherwise dispose of the Security Capital Shares.

     3.11 Exercise of Instruments. Neither Shareholder nor SCGPB has undertaken any actions to exercise any of the Instruments pursuant to their terms.

4.   REPRESENTATIONS AND WARRANTIES OF SECURITY CAPITAL

     Security Capital represents and warrants to, and covenants with, the Shareholder as follows:

     4.1 Corporate Status. Security Capital and Holdings are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporations.

     4.2 Due Authorization. Execution of this Agreement and performance by Security Capital and Holdings hereunder has been duly authorized by all requisite corporate action on the part of Security Capital and Holdings, and this Agreement constitutes a valid and binding obligation of Security Capital and Holdings; performance hereunder will not violate any provision of Security Capital or Holdings' articles of incorporation, by-laws, loan agreements, or other material commitments.

     4.3 Capitalization. The authorized capital stock of Security Capital consists of 20,000,000 shares of Class A Common Stock, having a par value of $.01 per share, of which 1,301,014 shares are issued and outstanding, all fully paid and nonassessable, and 229,861,000 shares of Class B Common Stock, having a par value of $.01 per share, of which no shares are issued and outstanding. In addition, the authorized capital stock of Security Capital consists of 139,000 preferred shares, having a par value of $.01 per share, of which 139,000 preferred shares are issued and outstanding, all fully paid and nonassessable.

     4.4 Financial Statements. The audited financial statements of Security Capital furnished to Shareholder, consisting of balance sheets as of December 31, 1996, and related statements of income for the periods then ended, and the unaudited balance sheet as of December 31, 1996 ("Security Capital's Latest Balance Sheet"), and the related statement of income, are correct and fairly present the financial condition of Security Capital as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

     4.5 Undisclosed Liabilities. Security Capital had no liabilities of any nature except to the extent reflected or reserved against in Security Capital's Latest Balance Sheet, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due.

     4.6 Interim Changes. Between the date of Security Capital's Latest Balance Sheet and the date of this Agreement, there have not been (1) any material changes in Security Capital's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse; or (2) any material damage, destruction, or loss of or to Security Capital's property, whether or not covered by insurance.

     4.7 Validity of Security Capital Shares. Upon issuance of the Security Capital Shares at closing, the Security Capital Shares shall be validly issued, fully paid and non-assessable.

     4.8 Litigation. There is no material litigation or proceeding pending, or to Security Capital's knowledge threatened, against or relating to Security Capital, its properties or business.

     4.9 Investment Intent. Holdings is acquiring the SCGPB Share for investment and not with a view to the sale or distribution thereof, and Holdings has no commitment or present intention to liquidate SCGPB or to sell or otherwise dispose of its SCGPB Share.

     4.10 Corporate Authority. Security Capital and Holdings have full corporate power and authority to enter into this Agreement and to carry out their obligations hereunder, and will deliver to the Shareholder at the Closing a certified copy of resolutions of their respective boards of directors authorizing execution of this Agreement by their officers and performance thereunder.

     4.11 Formation of Holdings. Holdings has been formed for purposes of consummating the transactions contemplated herein and has no liabilities and no assets, except for cash contributed by Security Capital to Holdings upon its formation.

5.   INDEMNIFICATION

     5.1 Indemnification of Security Capital. The Shareholder agrees to indemnify Security Capital against any loss, damage, or expense (including reasonable attorney fees, interest and penalties) suffered by Security Capital from (1) any breach by the Shareholder of this Agreement, (2) any inaccuracy in or breach of any of the representations, warranties, or covenants by the Shareholder herein, and (3) any withholding or transfer tax obligation resulting from the issuance of the Security Capital Shares pursuant to the transactions contemplated herein; provided, however, that Security Capital shall give notice of any claims hereunder within twenty-four months beginning on the date of the Closing, except for any tax claims notices which shall be given within 90 days after the close of the applicable statute of limitations. No loss, damage, or expense shall be deemed to have been sustained by Security Capital to the extent of insurance proceeds paid to, or tax benefits realizable by, Security Capital or SCGPB as a result of the event giving rise to such right to indemnification.

     5.2 Indemnification of Shareholder. Security Capital agrees to indemnify the Shareholder against any loss, damage, or expense (including reasonable attorney fees interest and penalties) suffered by the Shareholder from (1) any breach by Security Capital of this Agreement or (2) any inaccuracy in or breach of any of Security Capital's representations, warranties, or covenants herein; provided, however, that Shareholder shall give notice of any claims hereunder within twenty-four months beginning on the date of the Closing. No loss, damage, or expense shall be deemed to have been sustained by Shareholder to the extent of insurance proceeds paid to, or tax benefits realizable by, Shareholder as a result of the event giving rise to such right to indemnification.

     5.3 Defense of Claims. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. As long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

6.   GENERAL PROVISIONS

     6.1 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

     6.2 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

     6.2.1     If to Security Capital, addressed as follows:

          Security Capital Group Incorporated
          125 Lincoln Avenue
          Santa Fe, New Mexico  87501
          Attention:     Jeffrey A. Klopf
          Facsimile No.:  (505) 988-8920

          with a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois  60603
          Attention:   Edward J. Schneidman
          Facsimile No.:  (312) 701-7711

     6.2.2     If to Shareholder, addressed as follows:

          William D. Sanders
          Sanders Partners Incorporated
          7777 Market Center Avenue
          El Paso, TX  79912

          with a copy to:

          Barry A. Kobren
          Sanders Partners Incorporated
          7777 Market Center Avenue
          El Paso, TX  79912

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     6.3 Tax Elections. The parties will cooperate and use their best efforts to effectuate the filing on a timely basis of any tax elections reasonably requested by any party.

     6.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     6.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.6 Interpretation. The headings preceding the text of articles and sections included in this Agreement and the headings to schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

     6.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     6.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     6.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     6.10 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     6.11 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.


                                 SECURITY CAPITAL GROUP INCORPORATED


                                 By:________________________________
                                    Name:   C. Ronald Blankenship
                                    Title:  Managing Director



                                 SECURITY CAPITAL BVI HOLDINGS
                                   INCORPORATED


                                 By:________________________________
                                    Name:   Jeffrey D. Klopf
                                    Title:  Secretary


                                 WILLIAM D. SANDERS


                                 ___________________________________